                                                                    Exhibit 23.5


              Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement (Form S-3, No. 33-33415) and related prospectus of Intermedia Communications Inc. for the registration of 6,900,000 Depositary Shares (each representing a one-hundredth interest in a share of 7% Series D Junior Convertible Preferred Stock), 69,000 shares of 7% Series D Junior Convertible Preferred Stock, 4,465,828 shares of Common Stock, and Common Stock issuable as dividends on the 7% Series D Junior Convertible Preferred Stock, and to the incorporation by reference therein of our report dated February 24, 1997, with respect to the financial statements of DIGEX, Incorporated included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP


Baltimore, Maryland
September 10, 1997